Registration No. 333-

   As filed with the Securities and Exchange Commission on October 25, 2002.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   Alcon, Inc.
                                   -----------
             (Exact Name of Registrant as Specified in its Charter)

                                   Switzerland
                                   -----------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   98-0205094
                                   ----------
                      (I.R.S. Employer Identification No.)

                                    Bosch 69
                                   P.O. Box 62
                           6331 Hunenberg, Switzerland
                           ---------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   Alcon Executive Deferred Compensation Plan
                   ------------------------------------------
                            (Full Title of the Plan)

                                Timothy R.G. Sear
                            Alcon Laboratories, Inc.
                               6201 South Freeway
                          Fort Worth, Texas 76134-2099
                          ----------------------------
                     (Name and Address of Agent For Service)

                                 (817) 293-0450
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                           -------------------------
                                   Copies to:

                              John T. Gaffney, Esq.
                             Cravath, Swaine & Moore
                                 Worldwide Plaza
                                825 Eighth Avenue
                             New York, NY 10019-7475
                                 (212) 474-1000


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


                                    Proposed        Proposed
Title of                            Maximum         Maximum
Securities           Amount         Offering        Aggregate     Amount of
to be                to be          Price Per       Offering      Registration
Registered           Registered     Security        Price(1)      Fee
-------------------------------------------------------------------------------
Common Shares,
par value CHF 0.20
per share            3,000,000      $37.95 (2)    $113,850,000   $10,474.20
-------------------------------------------------------------------------------
Deferred           $20,000,000        100%         $20,000,000    $1,840
Compensation
Obligations(3)
-------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) In accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low trading prices for common shares reported on the New York Stock Exchange on October 24, 2002.
(3) These obligations are obligations of Alcon, Inc. to pay deferred compensation in the future in accordance with the terms of the Alcon Executive Deferred Compensation Plan.

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                                                                               3



                                Explanatory Note

          This Registration Statement is being filed for the purpose of registering deferred compensation obligations of Alcon, Inc. (the "Company") and common shares, par value CHF 0.20 per share, of the Company, which obligations and shares may be issued to executives of various subsidiaries of the Company pursuant to the Alcon Executive Deferred Compensation Plan (the "Plan"), a copy of which is filed herewith as Exhibit 4.1.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not required to be filed with the Commission.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

          (i) the prospectus of the Company filed pursuant to Rule 424(b) under the Securities Act, dated March 20, 2002, with respect to the registration statement on Form F-1, as amended (Registration No. 333-83286) (the "Prospectus");

          (ii) the description of the Company's common shares contained in the Company's Registration Statement on Form 8-A dated March 14, 2002 (Registration No. 001-31269), including any subsequent amendment or report filed for the purpose of updating such description; and

          (iii) Reports of Foreign Private Issuer on Form 6-K dated May 8, 2002, May 21, 2002, May 31, 2002, June 13, 2002, August 1,
                    2002, September 26, 2002, September 30, 2002, October 10, 2002, and October 21, 2002, furnished to the Commission.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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                                                                               4


Item 4.   Description of Securities.

          The deferred compensation obligations (the "Obligations") being registered represent obligations of the Company to pay deferred compensation in the future in accordance with the terms.

          The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future according to the terms of the Plan from the general assets of the Company, and rank equally with other unsecured and unsubordinated indebtedness of the Company.

          The amount of eligible compensation to be deferred by each participant is determined in accordance with the terms of the Plan. Amounts credited to a participant's Plan account are credited with deemed investment returns equal to the experience of applicable investment alternatives offered under the Plan. The Obligations generally are payable in form of a lump-sum distribution or in installments, at the election of the participant made in accordance with the terms of the Plan. Certain of the Obligations under the Plan are payable in the Company's common shares.

          Participants or beneficiaries may not sell, transfer, anticipate, assign, hypothecate to or otherwise dispose of any right to interest in the Plan. A participant may designate one or more beneficiaries to receive any portion of Obligations payable in the event of the participant's death.

          The Company may pay all or a part of a participant's vested Obligations as an in-service withdrawal. The Company also reserves the right to amend or terminate the Plan at any time and for any reason including an amendment that would accelerate the payment of Obligations.

          Other than Obligations under the Plan that are payable in shares, the Obligations are not convertible into any other security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed to take action with respect to the Obligations and each participant in the Plan will be responsible for enforcing his or her own rights with respect to the Obligations.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Article X, Section 3 of the Registrant's Organizational Regulations provides that the Registrant may obtain directors' and officers' liability insurance for members of the Board of Directors of the Registrant and key executive officers of the Registrant and its subsidiaries. Pursuant to this authority, the Registrant has obtained directors' and officers' liability insurance for the members of the Board of Directors and certain officers of the Registrant and the directors and officers of certain subsidiaries of the Registrant.

          The Registrant has entered into Indemnification Agreements with each of the members of its Board of Directors and certain of its officers pursuant to which the Registrant will advance funds to members of the Registrant's Board of Directors and these officers to defray expenses, or reimburse the expenses, incurred by such persons arising out of proceedings related to their actions in

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                                                                               5



such capacities. The availability of the advance and/or reimbursement of expenses is subject to a determination by the disinterested members of the Board of Directors of the Registrant that the person seeking an advance or reimbursement of expenses acted in good faith and in the best interests of the Registrant.

Item 7.   Exemption From Registration Claimed.

          Not applicable.

Item 8.   Exhibits

Exhibit
No.       Description

4.1       Alcon Executive Deferred Compensation Plan.

4.2 Articles of Association of the Company dated as of May 28, 2002 (incorporated by reference to Exhibit 3.1 to the Company's Report on Form 6-K, dated May 31, 2002).

4.3 Organizational Regulations of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Form F-1, filed with the Commission on March 14, 2002 (Reg. No. 333-83286)).

5.1       Opinion of Homburger Rechtsanwalte.

5.2       Opinion of Locke Liddell & Sapp LLP.

23.1      Consent of Homburger Rechtsanwalte (included in Exhibit 5.1).

23.2      Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.2).

23.3      Consent of KPMG LLP, Independent Auditors.


Item 9.   Undertakings.

    (a)   The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information

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                                                                               6



required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                                                               7




                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hhnenberg, Canton of Zug, Switzerland on October 25, 2002.


                                             ALCON INC.

                                             By:   /s/ Timothy R.G. Sear
                                                ------------------------------
                                                Name:  Timothy R.G. Sear
                                                Title: Chairman and President


                                             By:   /s/ Guido Koller
                                                ------------------------------
                                                Name:  Guido Koller
                                                Title: Senior Vice President

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                                                                               8



          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                              Title                         Date
---------                              -----                         ----

/s Timothy R.G. Sear             Chairman and President         October 25, 2002
-----------------------------    (Principal Executive Officer)
Timothy R.G. Sear


/s/ Guido Koller                 Senior Vice President          October 25, 2002
-----------------------------    (Principal Financial and
Guido Koller                     Accounting Officer)


/s/ Timothy R.G. Sear            Director                       October 25, 2002
-----------------------------
Timothy R.G. Sear


/s/ M. Werner Bauer              Director                       October 25, 2002
-----------------------------
M. Werner Bauer


/s/ Francisco Castaner           Director                       October 25, 2002
-----------------------------
Francisco Castaner


/s/ Peter Brabeck-Letmathe       Director                       October 25, 2002
-----------------------------
Peter Brabeck-Letmathe


/s/ Wolfgang H. Reichenberger    Director                       October 25, 2002
-----------------------------
Wolfgang H. Reichenberger


/s/ James I. Cash, Jr.           Director                       October 25, 2002
-----------------------------
James I. Cash, Jr.


/s/ Phillip H. Geier, Jr.        Director                       October 25, 2002
-----------------------------
Phillip H. Geier, Jr.


/s/ Lodewijk J.R. de Vink        Director                       October 25, 2002
-----------------------------
Lodewijk J.R. de Vink



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                                                                               8




                                  EXHIBIT INDEX



Exhibit
No.             Description


4.1             Alcon Executive Deferred Compensation Plan.

4.2 Articles of Association of the Company dated as of May 28, 2002 (incorporated by reference to Exhibit 3.1 to the Company's Report on Form 6-K dated May 31, 2002).

4.3 Organizational Regulations of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Form F-1, filed with the Commission on March 14, 2002) (Registration No. 333-83286)).

5.1             Opinion of Homburger Rechtsanwalte.

5.2             Opinion of Locke Liddell & Sapp LLP.

23.1            Consent of Homburger Rechtsanwalte (included in Exhibit 5.1).

23.2            Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.2).

23.3            Consent of KPMG LLP, Independent Auditors.